Exhibit  10.30

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

AMENDED AND RESTATED LICENSE AND SETTLEMENT AGREEEMENT

MICHIGAN FILES 939, 1387, 1509, and 1662

This is an Agreement between IntraLase Corp., a corporation incorporated in the State of Delaware, with offices located at 3 Morgan, Irvine, California (“LICENSEE”), and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan (“MICHIGAN”). This amended and restated license and settlement agreement (the “Agreement”) is effective as of June 28, 2004 (the “Effective Date”). LICENSEE and MICHIGAN agree as follows:

1.	BACKGROUND.

1.1 MICHIGAN has developed rights, including potential patent rights, in the “TECHNOLOGY” that is defined below.

1.2 Drs. Tibor Juhasz and Ron Kurtz at the time of the initial license agreement dated December 16, 1997 had founded and were shareholders of LICENSEE and faculty of MICHIGAN, and have contributed or may contribute to the creation of the TECHNOLOGY and certain Research Collaboration Developments. They have elected and have agreed to receive rewards for commercialization of the TECHNOLOGY and the Research Collaboration Developments through the operation and ownership of LICENSEE rather than through the royalty distribution policy of MICHIGAN.

1.3 LICENSEE desires to obtain, and MICHIGAN, consistent with its mission of education and research, desires to grant a license of the Licensed Patents and TECHNOLOGY on the terms and conditions listed below.

1.4 The Parties entered into a “License Agreement - Michigan File 939 Technology” dated December 16, 1997. The Parties also entered into a “License Agreement - Michigan File 1509 Technology” on August 10, 1998, which was amended on January 23, 2003 to exclude U.S. Patent Application 09/710,771 (UM 1509p1) from the scope of the license, but retained U.S. Patent No. 6,146,375 in the scope of the license. The Parties further entered into a “License Agreement - Michigan File 1387 Technology” on August 10, 1998 and the patent rights defined therein are issued as U.S. Patent No. 6,081,543. In 1999, MICHIGAN’s U.S. Patent No 6,391,020 based upon MICHIGAN File 1662 was added to the 1997 License Agreement by the terms of that agreement. Altogether, these license agreements are referred to herein as the “1997 License Agreement.” In order to simplify the royalty arrangements therein, the Parties wish to agree to amend and restate the 1997 License Agreement. The Parties agree that except as may be provided herein, this amended agreement shall not affect the rights of the Parties as they stood prior to June 28, 2004.

The Parties further wish to settle, subject to the settlement terms stated herein, any pending or future disputes regarding related royalty payments on LICENSEE’S sale of certain “Patient Interfaces” in connection with its core product and the 1997 License Agreement.

2.	DEFINITIONS.

2.1 “Field of Use” shall refer to the field for which Products may be designed, manufactured, used and/or marketed under this Agreement, and shall mean solely Products which are laser medical instruments designed for human health and human cosmetic applications.

2.2 “Licensed Patent(s)” shall mean: (a) those patents and patent applications identified below; (b) all patents and patent applications in which MICHIGAN has or acquires a property interest which cover an invention included in the TECHNOLOY; (c) all patents and patent applications in which MICHIGAN has or acquires a property interest which cover an invention included in the Research Collaboration Developments; and (d) substitutions, extensions, reissues, divisions, continuations, and foreign equivalent patent applications and Patent Cooperation Treaty filings of or from (a), (b), or (c), and all patents issuing therefrom.

(i) U.S. Patent No. 5, 656,186 (UM 0939 - Method for Controlling Configuration of Laser Induced Breakdown and Ablation);

(ii) U.S. RE37,585 (UM 0939r1 - Method for Controlling Configuration of Laser Induced Breakdown and Ablation);

(iii) U.S. Application Serial No. 09/775,106 (UM 0939r1d1 - Method for Controlling Configuration of Laser Induced Breakdown and Ablation);

(iv) U.S. Application Serial No. 09/775,069 (UM 0939r1d2 - Method for Controlling Configuration of Laser Induced Breakdown and Ablation);

(v) U.S. Patent No. 6,081,543 (UM 1387 - Stretcher-Compressor Assembly Having a Single Grating);

(vi) U.S. Patent No. 6,146,375 (UM 1509 - Device and Method for Internal Surface Sclerostomy);

(vii) U.S. Patent No. 6,391,020 B1 (UM 1662 - Photodisruptive Laser Nucleation and Ultrasonically-Driven Cavitation of Tissues and Materials).

2.3 “Parties”, in singular or plural usage as required by the context, shall mean LICENSEE and/or MICHIGAN.

2.4 “Product(s)” shall mean: (a) any goods or services whose manufacture, use or sale in any country would, but for this Agreement, comprise an infringement, including contributory infringement, of one or more Valid Patent Claims; and (b) any goods or services incorporation, or the manufacture, use or sale of which utilizes TECHNOLOGY.

2.5 “Research Collaboration Developments” shall mean any invention which is both: (a) invented in whole or in part by Tibor Juhasz or Ron Kurtz; and (b) invented during performance by MICHIGAN of the Research Collaboration Agreement between MICHIGAN and Intralase Corp., attached to the 1997 License Agreement.

2.6 “Sublicensee(s)” shall mean any person or entity sublicensed by LICENSEE under this Agreement to make, have made, use, market or sell Products designed and marketed for use in the Field of Use.

2.7 “TECHNOLOGY”, as used in this Agreement, shall mean all information, manufacturing techniques, data, designs or concepts (whether or not such specific information, manufacturing techniques, data, designs, or concepts are or become publicly known or available) developed by MICHIGAN and covering the method for controlling the configuration of laser-induced breakdown and ablation, as developed by MICHIGAN’s employees Ron Kurtz and others (see patent applications noted above in Paragraph 2.2.), and as described in MICHIGAN’s Office of Technology Transfer File No. 939 entitled “Sub-Wavelength Micro-Machining by Ultrafast Laser Ablation,” and encompassing U.S. Patent No. 5,656,186 entitled “Method for Controlling Configuration of Laser Induced Breakdown and Ablation,” as well as all other technology included in the Licensed Patents enumerated in Paragraph 2.2 above.

TECHNOLOGY shall include inventions which are Research Collaboration Developments.

2.8 “Valid Patent Claim(s)” means any claim(s) in an unexpired patent or pending in a patent application included within the Licensed Patents which has not been held unenforceable, unpatentable, or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer. If in any country there should be two or more such decisions conflicting with respect to the validity of the same claim, the decision of the higher to highest tribunal shall thereafter control; however, should the tribunal be of equal rank, then the decision or decisions upholding the claim shall prevail when the conflicting decisions are equal in number, and the majority of decisions shall prevail when the conflicting decisions are unequal in number.

2.9 The term “Claims” shall mean any and all claims, demands, rights, and causes of action, and similar legal incidents, whether tangible or intangible, and whether founded upon statutory law, common law, equitable principles, tort, contract, or otherwise, discovered to exist at any time (including the future), either presently existing or which may come into existence in the future, held directly, derivatively, by assignment, by subrogation, or otherwise.

2.10 The term “Settled Claims” shall mean any, every, and all Claim(s) arising out of financial obligations (excluding those set forth in this Agreement), including without limitation Articles 4, 5, and 6 of the 1997 License Agreement, and predicated either directly, indirectly, wholly, or partly upon any transaction, occurrence, act, or omission relating to said or related articles of the 1997 License Agreement.

2.11 The term “Related Releasee,” with respect to LICENSEE shall mean that party’s parent corporation(s), other stockholders, subsidiaries, and affiliates, and the directors, officers, employees, successors and assigns, all of whom are intended third-party beneficiaries of the 1997 License Agreement. With respect to MICHIGAN, the term Related Releasee shall mean that party’s subsidiaries, Regents, fellows, officers, employees and agents.

3.	GRANT OF LICENSE.

3.1 MICHIGAN hereby grants to LICENSEE the irrevocable (except as provided below), exclusive, fully-paid (subject to Article 4), world-wide license under MICHIGAN’S rights in the Licensed Patents to make, have made, use, market and sell Products designed and marketed solely for use in the Field of Use; with the right to grant sublicenses to Sublicensees subject to the terms and provisions of Article 8 below.

3.2 MICHIGAN hereby grants to LICENSEE the world-wide right to practice the TECHNOLOGY to make, have made, use, market and/or sell Products designed and marketed solely for use in the Field of Use. During the term of this Agreement MICHIGAN covenants not to enter into any agreement allowing any other party to commercially practice the TECHNOLOGY to make, have made, use, market and/or sell Products designed and/or marketed for use in the Field of Use.

3.3 MICHIGAN reserves the right to license and practice the TECHNOLOGY and the Licensed Patents for any purpose outside of the Field of Use, and the right to practice the TECHNOLOGY and the Licensed Patents solely for research and education purposes within the Field of Use. (Licenses by MICHIGAN to third parties for practice of the TECHNOLOGY shall only be granted outside of the Field of Use and shall allow sublicensing only outside of the Field of Use.)

3.4 MICHIGAN further reserves the right to grant to the U.S. Government a nonexclusive, irrevocable, royalty-free license or licenses, with the right to sublicense, to the Licensed Patents, to the extent that such grant of License(s) is or may be required by research funding agreements between the University and the U.S. Government relating to the TECHNOLOGY or the Licensed Patents.

4.	CONSIDERATION.

4.1 In consideration for the license granted by this Agreement, including that specified in Section 3 above, within 24 hours of complete execution of this amended Agreement, LICENSEE shall make a wire transfer to MICHIGAN of $1,235,000.00

Following is the wire transfer information for MICHIGAN:

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4.2 In further consideration for the mutual release and settlement of all Claims by the Parties, including the Settled Claims, LICENSEE shall further pay to MICHIGAN $255,000 by wire transfer on each of the following dates, such amounts totaling $765,000.

(a)	Ninety (90) days from the complete execution of this amended Agreement;

(b)	Ninety (90) days from the date in subsection (a) above; and

(c)	Ninety (90) days from the date in subsection (b) above.

Provided, however, that payment of the entire $765,000, or any portion of the same not yet paid to MICHIGAN (if any such payments have already been made), shall be accelerated to a deadline of fifteen (15) days after the effective date of an initial public offering of LICENSEE’s stock.

***	Material has been omitted pursuant to a request for confidential treatment.

4.3 The Parties agree that LICENSEE also shall take all necessary steps to ensure that MICHIGAN shall be considered a selling shareholder of its 354,445 shares of LICENSEE’s stock at any initial public offering of stock. MICHIGAN shall reasonably cooperate with LICENSEE in all such steps. All such steps shall include, without limitation, the execution of all documents reasonably required by LICENSEE’s underwriters and bankers in connection with LICENSEE’s potential initial public offering.

4.4 The Parties hereby acknowledge that LICENSEE’s royalty payment obligations prior to the effective date of this Agreement shall have ceased as of June 28, 2004.

5.	MUTUAL RELEASE AND SETTLEMENT.

5.1 MICHIGAN releases LICENSEE and LICENSEE’s Related Releasees from all Settled Claims, and covenants that MICHIGAN and none of its Related Releasees will sue LICENSEE or any of LICENSEE’s Related Releasees for any Settled Claim.

5.2 LICENSEE releases MICHIGAN and MICHIGAN’s Related Releasees from all Settled Claims, and covenants that LICENSEE and none of LICENSEE’s Related Releasees will sue MICHIGAN or any of MICHIGAN’s Related Releasees for any Settled Claim.

5.3 This release is executed for the purpose of resolving a legal controversy without the expense and delay or other detriment caused by litigation, and does not constitute an admission or reflection of the rights or liability of any person or entity except with respect to the contractual duties provided in this Agreement itself.

6.	[Article 6 is not used.]

7.	COMMERCIALIZATION.

7.1 It is understood that LICENSEE has the responsibility to do all that is necessary for any governmental approvals to manufacture and/or sell Products.

7.2 LICENSEE agrees to continue to use reasonable efforts to obtain any government approvals necessary, and manufacture and sell Products in an expeditious manner; and to effectively exploit, market and manufacture in sufficient quantities to meet anticipated customer demand and to make the benefits of the Products reasonably available to the public.

7.3 To the extent required by law (including the extent to which MICHIGAN is required by 37 CFR 401.14 to require this obligation of LICENSEE), LICENSEE agrees to substantially manufacture or have manufactured all Products in the United States, unless LICENSEE obtains approval to the satisfaction of MICHIGAN from the appropriate governmental agency to manufacture abroad or pursuant to otherwise applicable exceptions to 37 CFR 401.14., including without limitation exceptions under 37 CFR 401.3.

8.	SUBLICENSING.

8.1 LICENSEE shall have the exclusive right to grant sublicenses to its rights under Article 3 above to Sublicensees, to make, have made, use, market and sell Products designed and marketed solely for use in the Field of Use. LICENSEE shall have no obligation to reimburse MICHIGAN for any payments or other consideration received from any Sublicensee.

8.2 All sublicenses shall be consistent with the terms and conditions of this Agreement, and shall contain acknowledgments by the Sublicensee of MICHIGAN’s rights in the TECHNOLOGY and Licensed Patents, and the disclaimer of warranty and limitation of MICHIGAN’s liability, as provided by Article 12 below. All sublicenses also shall contain provisions under which the Sublicensee accepts duties which shall be at least equivalent to those accepted by the LICENSEE in the following paragraphs:

12.4	duty to avoid improper representations or responsibilities
13.1	duty to defend, hold harmless, and indemnify MICHIGAN
13.3	duty to carry insurance (unless insurance on their behalf maintained by LICENSEE)
17	duty to control exports
18	duty to restrict the use of MICHIGAN’s name
19	duty to properly mark product with Patent notices

9.	[Article 9 is not used.]

10.	PATENT APPLICATIONS AND MAINTENANCE.

10.1 MICHIGAN shall control all aspects of filing, prosecuting, and maintaining Licensed Patents, including foreign filings and Patent Cooperation Treaty filings, using patent counsel reasonably acceptable to LICENSEE. LICENSEE shall, at its own expense, perform all actions and execute or cause to be executed all documents necessary to support such filing, prosecution, or maintenance.

10.2 MICHIGAN shall consult regularly with LICENSEE and, through the opportunity to review drafts and all correspondence with U.S. and foreign patent offices, and the right to consult on a full disclosure basis with MICHIGAN’S patent counsel, MICHIGAN shall endeavor to provide LICENSEE a meaningful opportunity to review and participate in all decisions regarding the filing, prosecution and maintenance of the Licensed Patents.

10.3 MICHIGAN may in its sole discretion decide to refrain from or to cease prosecuting or maintaining any of the License Patents including any foreign filing or any Patent Cooperation Treaty filing. In the event that MICHIGAN makes such decision, MICHIGAN shall notify LICENSEE promptly and in sufficient time to permit LICENSEE at its sole discretion to continue such prosecution or maintenance at LICENSEE’s expense. If LICENSEE elects to continue such prosecution or maintenance, MICHIGAN shall execute such documents and perform such acts at LICENSEE’s expense as may be reasonably necessary for LICENSEE to so continue such prosecution or maintenance.

10.4 LICENSEE shall reimburse patent expenses paid by MICHIGAN as follows:

MICHIGAN shall provide periodic notice to LICENSEE and documentation of all reasonable and necessary out-of-pocket expenses paid by MICHIGAN in external monitoring, drafting, filing, prosecuting and maintaining the Licensed Patents, including without limitation fees paid to outside counsel or consultants; patent office fees for filing, prosecution, reissue, reexamination and issue; maintenance fees; fees for foreign filings and Patent Cooperation Treaty filings; but not including any part of any MICHIGAN employee’s salary.

LICENSEE shall reimburse MICHIGAN for (a) *** of all such expenses relating to Licensed Patents defined under subparagraphs 2.2 (i) and (ii) above; (b) *** of expenses relating to U.S. Application Serial No. 09/775,069; (c) *** of expenses with respect to U.S. Application Serial No. 09/775,106; and (d) *** of expenses relating to the Licensed Patents defined in subparagraphs 2.2 (v)-(vii) above. LICENSEE shall provide such reimbursement within thirty (30) days of its receipt of each such notice of expenses.

LICENSEE shall not be required to reimburse expenses for which MICHIGAN has actually been reimbursed by any third party under an agreement with MICHIGAN specifically requiring reimbursement of these expenses. From any other exclusive commercial licensee of the Licensed Patents outside of the Field of Use, MICHIGAN shall require reimbursement, or shall apply a fraction of the revenue received from that licensee towards reimbursement, of a fraction of the patent expenses for the Licensed patents licensed to that licensee, so that such licensee bears a pro rata burden of expense reimbursement. For example, if another exclusive licensee of the Licensed Patents outside the Field of Use specifically reimburses *** of expenses with respect to RE37,585, LICENSEE shall not owe MICHIGAN any further moneys related to such expenses; if, however, such licensee specifically reimburses MICHIGAN for only *** of such expenses, then LICENSEE would be required to make up the difference up to its *** requirement and thus reimburse MICHIGAN for the remaining *** of such expenses.

11.	INFRINGEMENT.

11.1 During the term of this Agreement, LICENSEE shall have the first option to police the Licensed Patents and Products against infringement within the Field of Use by other parties. This right to police includes defending any action for declaratory judgment of noninfringement or invalidity; and prosecuting, defending or settling all infringement and declaratory judgment actions at its expense and through counsel of its selection, except that any such settlement shall only be made with the advice and consent of MICHIGAN. MICHIGAN shall provide reasonable assistance to LICENSEE with respect to such actions, provided LICENSEE shall reimburse MICHIGAN for out-of-pocket expenses incurred in connection with any such assistance rendered at LICENSEE’ request or reasonably required by MICHIGAN. In the event LICENSE elects to institute any such action or suit, MICHIGAN agrees to be named as a nominal party therein. MICHIGAN retains the right to participate, with counsel of its own choosing, in any action under this Paragraph 11.1.

11.2 In the event that LICENSEE shall institute an action for infringement of a License Patent or defend a declaratory judgment or other action with respect to a Licensed Patent, any portion of any resulting settlement payments or damages awarded which is received by LICENSEE, less LICENSEE’s actual outside attorney fees and other direct, out-of-pocket litigation expenses, including expenses due MICHIGAN for its participation in said litigation as provided under Paragraph 11.1 (not to include any compensation paid to employees of LICENSEE or Sublicensees) paid and unrecovered by LICENSEE, shall be paid 75% to LICENSEE and 25% to MICHIGAN within 30 days of the receipt thereof.

11.3 In the event that LICENSEE fails to take action to abate any alleged infringement of a License Patent within sixty (60) days of a request by MICHIGAN to do so (or within such shorter period which might be required to preserve the legal rights or MICHIGAN under the laws of any relevant government or political subdivision thereof), then MICHIGAN shall have the right to take such action (including prosecution of a suit) at its expense and LICENSEE shall use reasonable efforts to cooperate in such action, at LICENSEE’s expense. In the event MICHIGAN elects to

***	Material has been omitted pursuant to a request for confidential treatment.

institute any such action or suit, LICENSEE agrees to be named as a nominal party therein. MICHIGAN shall have full authority to settle on such terms as MICHIGAN shall determine, except that MICHIGAN shall not reach any settlement whereby it licenses a third party under any Licensed Patents in the Field of Use without the consent of LICENSEE, which consent can be withheld for any reason. Any portion of any resulting settlement payments or damages awarded which is received by MICHIGAN, less MICHIGAN’s actual outside attorney fees and other direct, out-of-pocket litigation expenses (not to include nay compensation paid to employees of MICHIGAN) paid and unrecovered by MICHIGAN, and after payment to LICENSEE (such payment not to exceed the recovery or settlement amounts actually received by MICHIGAN) of any unrecovered expenses paid by LICENSEE at MICHIGAN’s request to third parties in furtherance of such actions, shall be paid 25% to LICENSEE and 75% to MICHIGAN within 30 days of the receipt thereof.

12.	NO WARRANTIES; LIMITATION ON MICHIGAN’S LIABILITY.

12.1 MICHIGAN, including its fellows, officers, employees and agents all to the extent acting as MICHIGAN agents, makes no representations or warranties that any Licensed Patent is or will be held valid, or that the manufacture, use, sale or other distribution of any Products will not infringe upon any patent or other rights not vested in MICHIGAN.

12.2 MICHIGAN, INCLUDING ITS FELLOWS, OFFICERS, EMPLOYEES AND AGENTS, MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO DESIGN, DEVELOPMENT, MANUFACUTRE, USE, SALE OR OTHER DISPOSITION BY LICENSEE OR SUBLICENSEES OF PRODUCTS.

12.3 THE ENTIRE RISK AS TO PERFORMANCE OF PRODUCTS IS ASSUMED BY LICENSEE AND SUBLICENSEES. In no event shall MICHIGAN, including its fellows, officers, employees and agents, be responsible or liable for any direct, indirect, special, incidental, or consequential damages, or lost profits, other economic loss or damage, to LICENSEE, Sublicensees or any other individual or entity regardless of legal theory. The above limitations on liability apply even though MICHIGAN, its fellows, officers, employees or agents may have been advised of the possibility of such damage.

12.4 LICENSEE shall not, and shall require that its Sublicensees do not, make any statements, representations or warranties or accept any liabilities or responsibilities whatsoever to or with regard to any person or entity which are inconsistent with any disclaimer or limitation included in this Article 12.

13.	INDEMNITY; INSURANCE.

13.1 Except to the extent resulting from the gross negligence or intentional misconduct of MICHIGAN, LICENSEE shall defend, indemnify and hold harmless and shall require its Sublicensees to defend, indemnify and hold harmless MICHIGAN, its fellows, officers, employees and agents, for and against any and all claims, demands, damages, losses, and expenses of any nature (including attorney’s fees and other litigation expenses), resulting from, but not limited to, death, personal injury, illness, property damage, economic loss or products liability arising from or in connection with, any of the following:

(1)	Any manufacture, use, sale or other disposition by LICENSEE, Sublicensees or transferees of Products;

(2)	The direct or indirect use by any person of Products made, used, sold or otherwise distributed by LICENSEE or Sublicensees;

(3)	The use by LICENSEE or Sublicensees of the TECHNOLOGY or the Licensed Patents.

13.2 MICHIGAN shall be entitled to participate at its option and expense through counsel of its own selection, and may join in any legal actions related to any such claims, demands, damages, losses and expenses under Paragraph 13.1 above.

13.3 Prior to any distribution of any Product by LICENSEE or Sublicensees for any human clinical trials, any commercial sale, or any other distribution for a Product’s use by an end user, LICENSEE shall purchase and maintain in effect or require its Sublicensee as to such Product to purchase and maintain in effect a policy of product liability insurance providing reasonable coverage for all indemnification obligations of LICENSEE and its Sublicensees hereunder with respect to such Product. Each such policy shall specify MICHIGAN, including its fellows, officers an employees acting in their capacities for MICHIGAN, as an additional insured. LICENSEE shall furnish certificate(s) of such insurance to MICHIGAN, upon request.

In the event that a policy of product liability insurance required under this paragraph is unavailable to LICENSEE or is available only under conditions that are inconsistent with reasonable business practice, MICHIGAN agrees to enter into good faith discussions with LICENSEE to attempt to achieve a modification of this Paragraph which is acceptable to both parties.

13.4 MICHIGAN shall obtain, from any other commercial licensee of the Licensed Patents and the TECHNOLOGY for uses in the medical field outside of the Field of Use, indemnification and insurance obligations substantially equivalent to those required of LICENSEE hereunder (MICHIGAN may allow third parties to self-insure where the third party demonstrates assets and abilities to so self-insure in MICHIGAN’s reasonable discretion given the field of use licensed).

14.	TERM AND TERMINATION.

14.1 Upon any termination of this Agreement, and except as provided herein to the contrary, all rights and obligations of the Parties hereunder shall cease, except as follows:

(a) Obligations to pay royalties and other sums accruing hereunder up to the day of such termination;

(b) Obligations to hold harmless, defend and indemnify MICHIGAN under Article 13;

(c) Any cause of action or claim of LICENSE or MICHIGAN accrued or to accrue because of any breach or default by the other Party hereunder;

(e) The general rights, obligations, and understandings of Articles 2, 12, 17, 18, 19, 27 and 28; and

(f) All other terms, provisions, representations, rights and obligations contained in the Agreement that by their sense and context are intended to survive until performance thereof by either or both Parties.

14.2 Except as may otherwise be provided in Paragraph 4.4 above, this Agreement will become effective on its Effective Date and, unless terminated under another specific provision of this Agreement, will remain in effect until and terminate upon the latter of (a) the last to expire of Licensed Patents, or (b) the tenth anniversary date of the Effective Date.

14.3 If LICENSEE shall at any time default in the payment of any amount hereunder, or if either Party shall commit any material breach of any covenant or promise herein contained, and shall fail to remedy any such default or breach within sixty (60) days after written notice thereof by the other Party specifying such default (15 days with respect to non-payment of moneys by LICENSEE), then that other Party may, at its option, terminate this Agreement and the license rights granted herein by notice in writing to such effect. Any such termination shall be without prejudice to either Party’s other legal rights for breach of this Agreement.

14.4 LICENSEE may terminate this Agreement at any time by giving MICHIGAN a notice of termination, effective ninety (90) days thereafter. Such notice shall be deemed by the Parties to be final and, immediately upon receipt of such notice of termination, MICHIGAN shall have the right to enter into agreements with others for the manufacture, sale, and/or use of any Products in the Field of Use.

15.	[Article 15 is not used.]

16.	REGISTRATION AND RECORDATION.

16.1 If the terms of this Agreement, or any assignment or license under this Agreement are or become such as to require that the Agreement or license or any part thereof be registered with or reported to a national or supranational agency of any area in which LICENSEE or Sublicensees would do business, LICENSEE will, at its expense, undertake such registration or report. Prompt notice and appropriate verification of the act of registration or report or any agency ruling resulting from it will be supplied by LICENSEE to MICHIGAN.

16.2 Any formal recordation of this Agreement or any license herein granted which is required by the law of any country, as a prerequisite to enforceability of the Agreement or license in the courts of any such country or for other reasons, shall also be carried out by LICENSEE at its expense, and appropriately verified proof of recordation shall be promptly furnished to MICHIGAN.

17.	LAWS AND REGULATIONS OF THE UNITED STATES; EXPORT.

17.1 This Agreement shall be subject to all United States laws and regulations now or hereafter applicable to the subject matter of this Agreement.

17.2 LICENSEE shall comply, and shall require its Sublicensees to comply, with all provisions of any applicable laws, regulations, rules and orders relating to the license herein granted and to the testing, production, transportation, export, packaging, labeling, sale or use of Products, or otherwise applicable to LICENSEE’ or its Sublicensees’ activities hereunder. Licensee shall obtain, and shall require its Sublicensees to obtain, such written assurances regarding export and re-export of technical data (including Products made by use of technical data) as may be required by the Office of Export Administration Regulations, and LICENSEE hereby gives such written assurances as may be required under those Regulations to MICHIGAN.

18.	USE OF MICHIGAN’S NAME.

LICENSEE agrees to refrain from using and to require Sublicensees to refrain from using the name of MICHIGAN in publicity or advertising without the prior written approval of MICHIGAN. Reports in scientific literature and presentations of joint research and development work are not considered publicity. Notwithstanding, LICENSEE may publicly state that it is a licensee under the Licensed Patents in the Field of Use, and that the Licensed Patents were developed at MICHIGAN, without any such prior approval.

19.	PRODUCT MARKING.

LICENSEE agrees to mark, and to require Sublicensees to mark, Products with the appropriate patent notice as approved by MICHIGAN (when appropriate), such approval not to be unreasonably withheld.

20.	NOTICES.

Any notice, request, report or payment required or permitted to be given or made under this Agreement by either Party shall be given by sending such notice by certified or registered mail, return receipt requested, to the address set forth below or such other address as such Party shall have specified by written notice given in conformity herewith. Any notice not so given shall not be valid unless and until actually received, and any notice given in accordance with the provisions of this Paragraph shall be effective when mailed.

To MICHIGAN:	The University of Michigan
Office of Technology Transfer
Wolverine Tower, Room 2071
3003 S. State Street
Ann Arbor, MI 48109-1280
Attn: File No. 939

To LICENSEE:	IntraLase, Corp.
3 Morgan
Irvine, CA 92618
Attn: President/CEO

21.	INVALIDITY.

In the event that any term, provision, or covenant of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that term will be curtailed, limited or deleted, but only to the extent necessary to remove such invalidity, illegality or unenforceability, and the remaining terms, provisions and covenants shall not in any way be affected or impaired thereby.

22. ENTIRE AGREEMENT AND AMENDMENTS.

This Agreement contains the entire understanding of the Parties with respect to the matter contained herein. The Parties may, from time to time during the continuance of this Agreement, modify, vary or alter any of the provisions of this Agreement, but only by an instrument duly executed by authorized officials of both Parties hereto.

23. WAIVER.

No waiver by either Party of any breach of this Agreement, no matter how long continuing or how often repeated, shall be deemed a waiver of any subsequent breach thereof, nor shall any delay or omission on the part of either Party to exercise any right, power, or privilege hereunder be deemed a waiver of such right, power or privilege.

24. ARTICLE HEADINGS.

The Article headings herein are for purposes of convenient reference only and shall not be used to construe or modify the terms written in the text of this Agreement.

25. NO AGENCY RELATIONSHIP.

The relationship between the Parties is that of independent contractor and contractee. Neither Party shall be deemed to be an agent to the other in connection with the exercise of any rights hereunder, and neither shall have any right or authority to assume or create any obligation or responsibility on behalf of the other.

26. ADVICE OF COUNSEL.

The parties hereby covenant that each has had the opportunity to consult and seek the advice of counsel, and each has in fact relied on advice of counsel prior to execution of this Agreement.

27. FORCE MAJEURE.

Neither Party hereto shall be deemed to be in default of any provision of this Agreement, or for any failure in performance, resulting from acts or events beyond the reasonable control of such Party, such as Acts of God, acts of civil or military authority, civil disturbance, war, strikes, fires, power failures, natural catastrophes, or other “force majeure” events.

28. GOVERNING LAW.

This Agreement and the relationships between the Parties shall be governed in all respects by the law of the State of Michigan (notwithstanding any provisions governing conflict of laws under such Michigan law to the contrary), except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent has been granted.

29. JURISDICTION AND FORUM.

The Parties hereby consent to the jurisdiction of the courts of the State of Michigan over any dispute concerning this Agreement or the relationship between the Parties. Should LICENSEE bring any claim, demand or other action against MICHIGAN, its fellow, officers, employees or agents, arising out of this Agreement or the relationship between the Parties, LICENSEE agrees to bring said action only in the Michigan Court of Claims.

30. REGENT APPROVAL.

This Agreement is subject to approval by a two thirds majority vote of the Regents of the University of Michigan.

IN WITNESS WHEREOF, the Parties hereto have executed ibis Agreement in duplicate originals by their duly authorized officers or representatives.

FOR INTRALASE, CORP.		FOR THE REGENTS OF THE UNIVERSITY OF MICHIGAN

By:	/s/ Robert J. Palmisano	By:	/s/Kenneth J. Nisbet
	Robert J. Palmisano		Kenneth J. Nisbet
	Chief Executive Officer		Executive Director, UM Tech Transfer

Date:	7/15/04	Date:	7/15/04